As filed with the United States Securities and Exchange Commission on November 14, 2023

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Applied uv, inc.

(Exact name of registrant as specified in its charter).

Nevada	3648	84-4373308
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

150 N. MacQuesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Max Munn

Chief Executive Officer

Applied UV, Inc.

150 N. MacQuesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.	Anthony W. Basch, Esq.
Jeffrey P. Wofford, Esq.	J. Britton Williston, Esq.
Sichenzia Ross Ference Carmel LLP	Kaufman & Canoles, P.C.
1185 Avenue of the Americas, 31st Floor	1021 E. Cary Street, Suite 1400
New York, New York 10036	Two James Center
Telephone: (212) 930-9700	Richmond, VA 23219
Telephone: (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ No. 333-274879

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Applied UV, Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-274879), which the Registrant originally filed on October 5, 2023 (the “Prior Registration Statement”), and which the Commission declared effective on November 13, 2023.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of units including a share of common stock or a pre-funded warrant in lieu thereof offered by the Registrant by 2,666,666 units, all of which will be sold by the underwriter in the offering, 400,000 shares or 400,000 shares underlying pre-funded warrants in lieu thereof of which may be sold in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock or pre-funded warrants in lieu thereof, 40,000 shares underlying Series A Warrants, of which may be sold in the event the underwriters exercise their option to purchase additional Series A Warrants, and 40,000 shares underlying Series B Warrants, of which may be sold in the event the underwriters exercise their option to purchase additional Series B Warrants. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion, consents and filing fee table are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Vernon, State of New York on the 14th day of November, 2023.

APPLIED UV, INC.

By:	/s/ Max Munn
Max Munn
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ Max Munn	Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2023
Max Munn

/s/ Michael Riccio	Chief Financial Officer (Principal Financial and Accounting officer)	November 14, 2023
Michael Riccio

/s/ Eugene Burleson	Chairman of the Board	November 14, 2023
Eugene Burleson

/s/ Joseph Luhukay	Director	November 14, 2023
Joseph Luhukay

/s/ Brian Stern	Director	November 14, 2023
Brian Stern

/s/ Dr. Dallas Hack	Director	November 14, 2023
Dr. Dallas Hack

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EXHIBIT INDEX
5.1	Opinion of counsel to the Registrant.
23.1	Consent of Mazars USA LLP.
23.2	Consent of Counsel to the Registrant (included in Exhibit 5.1).
107	Fee table

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